Exhibit 5.1

July 31, 2025

DarioHealth Corp.

322 W. 57th St. #33B

New York, New York 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by DarioHealth Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the re-sale of an aggregate of 8,772,489 shares of common stock, $0.0001 par value per share of the Company (the “Common Stock”), consisting of (i) 4,654,746 shares (the “Dividend Shares) of Common Stock issuable as dividends to the Company’s Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock (collectively, the “Preferred Stock”); (ii) 2,003,603 shares (the “Lock-up Shares”) of Common Stock issuable to certain holders of the Company’s Series B Preferred Stock and Series C Preferred Stock who entered into Amended and Restated Lock Up Agreements (the “A&R Lock-up Agreements”) with the Company; and (iii) 2,114,140 shares (the “Warrant Shares”) of Common Stock issuable upon exercise of certain Common Stock purchase warrants (the “Lender Warrants”) issued by the Company in connection with that certain credit agreement, dated as of April 30, 2025, by and between the Company and the lender parties signatory thereto.

The Common Stock to be offered and sold from time to time by the selling stockholders are listed in the Registration Statement under the heading “Selling Stockholders.”

We are acting as counsel for the Company in connection with the Registration Statement. We have examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company, a certificate of an officer of the Company and the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Our opinions set forth below with respect to the validity of any security may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing. The opinions rendered herein are limited to the General Corporation Law statute of the State of Delaware and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that (i) if and when accrued and issued pursuant to the terms of the relevant class of Preferred Stock, the Dividend Shares will be validly issued, fully paid and nonassessable; (ii) if and when accrued and issued pursuant to the terms of the A&R Lock-up Agreements, the Lock-up Shares will be validly issued, fully paid and nonassessable; and (iii) if and when issued upon exercise of the Lender Warrants and in accordance with the terms of the Lender Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP